Exhibit 99.1

Flagstone Re to Present at the 2007 Lehman Brothers Financial Services Conference

HAMILTON, Bermuda—(BUSINESS WIRE)—Sept. 5, 2007—Flagstone Reinsurance Holdings Limited (NYSE:FSR) announced today that David Brown, the Company’s Chief Executive Officer, will be presenting at the 2007 Lehman Brothers Financial Services Conference at the Hilton New York Hotel, New York City on September 12th, 2007 at 8:30am EDT.

Slides from the presentation, and a live listen-only audio webcast will be available in the Investor Relations section of the Company’s website, www.flagstonere.bm. A replay of the webcast will be available on the website 24 hours after the presentation and will remain available until November 1st, 2007.

About Flagstone Reinsurance Holdings Limited

Flagstone Reinsurance Holdings Limited, through its operating subsidiaries, is a global reinsurance company formed and headquartered in Bermuda. Flagstone Re employs a focused, technical approach to the Property Catastrophe, Property, and Specialty reinsurance business. Flagstone Re and Flagstone Reassurance Suisse have received “A-” financial strength ratings from both A.M. Best and Fitch Ratings, and “A3” ratings from Moody’s Investors Service.

CONTACT: Flagstone Reinsurance Holdings Limited

Hamilton Brenton Slade

+1-441-278-4303